Exhibit 99.1

Solera Holdings, Inc. Reports Third Quarter Fiscal Year 2008 Results

Third Quarter Revenue of $138.0 Million, up 13.4%; Net Income of $7.3 Million, up $21.3 Million; Company Raising Guidance for Fiscal 2008

SAN DIEGO, CA, May 8, 2008 — Solera Holdings, Inc. (NYSE: SLH), an integrated group of leading automotive claims solutions companies, today reported results for the third quarter of fiscal year 2008, the three months ended March 31, 2008.

Results for Third Quarter Fiscal Year 2008:

GAAP Results

•                  Revenue for the third quarter ended March 31, 2008 was $138.0 million, a 13.4% increase over the prior year third quarter revenue of $121.7 million;

•                  GAAP net income allocable to common stockholders for the third quarter ended March 31, 2008 was $7.3 million, a $21.3 million improvement over the prior year third quarter net loss allocable to common stockholders of $14.0 million;

•                  GAAP diluted net income per share for the third quarter ended March 31, 2008 was $0.11, a $0.59 per share improvement over the prior year third quarter diluted net loss per share of $0.48.

Non-GAAP Results

•                  Adjusted EBITDA for the third quarter ended March 31, 2008 was $48.1 million, a 24.0% increase over the prior year third quarter Adjusted EBITDA of $38.8 million;

•                  Adjusted Net Income for the third quarter ended March 31, 2008 was $21.0 million, a 128.4% increase over the prior year third quarter Adjusted Net Income of $9.2 million;

•                  Adjusted Net Income per diluted share (or cash earnings per diluted share) for the third quarter ended March 31, 2008 was $0.32, a 3.4% increase over the prior year third quarter Adjusted Net Income per diluted share of $0.31.

“The third quarter was another strong quarter for us as we continued building on the momentum of the first two quarters. We continue our focus on delivering quality and value to our customers, while striving to create efficiencies in the business as well as investing in growth opportunities,” said Tony Aquila, founder, chairman and CEO of Solera Holdings, Inc.  “These efforts helped us to exceed analyst expectations for revenue, operating margins and Adjusted Net Income.  While we are pleased with our third quarter results, we are never satisfied and will continue to focus our efforts on building stockholder value.”

Business Statistics:

•                  EMEA revenue for the third quarter of fiscal year 2008 was $85.9 million, an 18.8% increase over the third quarter of fiscal year 2007 revenue of $72.3 million;

•                  Americas revenue for the third quarter of fiscal year 2008 was $52.1 million, a 5.5% increase over the third quarter of fiscal year 2007 revenue of $49.4 million;

•                  Revenue from insurance company customers for the third quarter of fiscal year 2008 was $56.2 million, a 10.0% increase over the $51.1 million in revenue from insurance company customers in the third quarter of fiscal year 2007;

•                  Revenue from collision repair facility customers for the third quarter of fiscal year 2008 was $52.6 million, a 16.6% increase over the $45.1 million in revenue from collision repair facility customers in the third quarter of fiscal year 2007;

•                  Revenue from independent assessor customers for the third quarter of fiscal year 2008 was $14.4 million, a 19.7% increase over the $12.0 million in revenue from independent assessor customers in the third quarter of fiscal year 2007;

•                  Revenue from automotive recycling and other customers for the third quarter of fiscal year 2008 was $14.8 million, a 10.1% increase over the $13.5 million in revenue from automotive recycling and other customers in the third quarter of fiscal year 2007.

Outlook:

Based upon the third quarter results for the period ended March 31, 2008 outlined above — Solera is updating its previously released outlook for its full fiscal year ending June 30, 2008 as follows:

	Previous FY08 Outlook	Updated FY08 Outlook

Revenues	$515 — $520 million	$530 — $532 million
Net Income	$15 — $20 million	$21 — $25 million
Adjusted Net Income	$68 — $72 million	$74 — $76 million
Adjusted EBITDA	$166 — $170 million	$179 — $181 million

The FY08 outlook above assumes constant exchange rates from those currently prevailing and no acquisitions.

Earnings Conference Call:

We will host our third quarter fiscal year 2008 earnings call today, May 8, 2008, at 5:00 p.m. (Eastern Time).  The conference call will be webcast live on the Internet and can be accessed by visiting the Investor Relations section of our website: www.solerainc.com. A replay of the webcast will be available on the Solera website until midnight on May 22, 2008.  A live audio broadcast of the call will be accessible to the public by calling (888) 680-0890 or for international callers, (617) 213-4857; please enter the following access code when prompted: 48196946. Callers should dial in approximately ten minutes before the call begins.

SOLERA HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE QUARTERS ENDED MARCH 31, 2008 AND 2007

AND FOR THE NINE MONTHS ENDED MARCH 31, 2008 AND 2007

(In thousands, except per share/unit amounts)

(Unaudited)

	Quarter Ended March 31		Nine Months Ended March 31,
	2008	2007	2008	2007

Revenues	$138,049	$121,701	$394,320	$349,420

Cost of revenues :
Operating expenses	32,803	35,313	98,130	102,847
Systems development and programming costs	16,389	16,059	48,939	47,993
Total cost of revenues (excluding depreciation and amortization)	49,192	51,372	147,069	150,840

Selling, general and administrative expenses	40,889	31,739	111,956	95,605
Depreciation and amortization	24,034	26,164	69,887	77,219
Restructuring charges	1,171	932	2,837	1,806
Interest expense	11,406	18,875	34,288	55,291
Other (income) expense – net	(563)	(291)	(6,328)	1,972
	76,937	77,419	212,640	231,893
Income (loss) before provision for income taxes and minority interests	11,920	(7,090)	34,611	(33,313)
Income tax provision	2,699	1,327	7,641	3,444
Minority interest in net income of consolidated subsidiaries	1,913	1,334	4,799	2,861
Net income (loss)	7,308	(9,751)	22,171	(39,618)
Dividends and redeemable preferred unit accretion	—	4,267	—	12,735
Net income (loss) allocable to common stockholders/unitholders	7,308	$(14,018)	$22,171	$(52,353)
Net income (loss) allocable to common stockholders/unitholders per share/unit:

Basic	$0.11	$(0.48)	$0.35	$(1.79)

Diluted	$0.11	$(0.48)	$0.34	$(1.79)

Weighted average shares/units used in the calculation of net income (loss) per share/unit allocable to common stockholders/unitholders:

Basic	63,732	29,306	63,339	29,171

Diluted	64,689	29,306	64,539	29,171

Non-GAAP Financial Measures

We use a number of non-GAAP financial measures that are not intended to be used in lieu of GAAP presentations, but are provided because management believes that they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties to facilitate the evaluation of our business on a comparable basis to other companies. The three primary non-GAAP financial measures that we use are Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share.  We believe that Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per diluted share are useful to investors in providing information regarding our operating results and our continuing operations.  We rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation and bonus plans. Adjusted EBITDA also allows us to compare our current operating results with corresponding prior periods as well as to the operating results of other companies in our industry. We present Adjusted Net Income and Adjusted Net Income per diluted share because we believe both of these measures provide useful information regarding our operating results in addition to our GAAP measures. We believe that Adjusted Net Income and Adjusted Net Income per diluted share provide investors with valuable insight into our profitability exclusive of unusual adjustments, and provide further insight into the cash impact resulting from the different treatments of goodwill for financial reporting and tax purposes.

Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per diluted share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for net income, earnings per share and other consolidated income statement data prepared in accordance with accounting principles generally accepted in the United States. Because of these limitations, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share should not be considered as a replacement for net income. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share as supplemental information.

•         Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net earnings (loss) allocable to common stockholders/unitholders, excluding interest, taxes, depreciation and amortization, stock-based compensation, restructuring charges, other (income) expense — net, and acquisition-related costs.  Acquisition-related costs consist of transaction costs, retention-related compensation costs, legal and professional fees, severance costs and other transition costs associated with our acquisition of the Claims Services Group from ADP in April 2006.  A reconciliation of our Adjusted EBITDA to GAAP net earnings (loss) allocable to common stockholders/unitholders, the most directly comparable GAAP measure, is provided in the attached table.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
Reconciliation to Adjusted EBITDA

Net earnings (loss)	$7,308	$(9,751)	$22,171	$(39,618)
Add: Income tax provision	2,699	1,327	7,641	3,444
Net earnings (loss) before income tax	10,007	(8,424)	29,812	(36,174)
Add: Depreciation and amortization	24,034	26,164	69,887	77,219
Add: Interest expense	11,406	18,875	34,288	55,291
Add: Stock-based compensation expense	1,732	208	3,373	552
Add: Restructuring charges	1,171	932	2,837	1,806
Add: Other (income) expense – net	(563)	(291)	(6,328)	1,972
Add: Acquisition related costs	352	1,362	742	4,274
Adjusted EBITDA	$48,139	$38,826	$134,611	$104,940

•         Adjusted Net Income is a non-GAAP financial measure that represents GAAP net earnings (loss) allocable to common stockholders/unitholders, plus the following items: provision for income taxes, amortization of acquisition-related intangibles, stock-based compensation expense, restructuring charges, other (income) expense — net, and acquisition-related costs.  Acquisition-related costs consist of transaction costs, retention-related compensation costs, legal and professional fees, severance costs and other transition costs associated with our acquisition of the Claims Services Group from ADP in April 2006. From this figure, we then subtract a provision for income taxes at a rate of 33% to arrive at Adjusted Net Income.  We use a tax rate of 33% in order to approximate our long-term effective corporate tax rate, which includes certain benefits from net operating loss carryforwards, deductible goodwill and intangibles amortization for tax purposes.  A reconciliation of our Adjusted Net Income to GAAP net earnings (loss) allocable to common stockholders/unitholders, the most directly comparable GAAP measure, is provided in the attached table.

•         Adjusted Net Income per diluted share (or cash earnings per diluted share) is a non-GAAP financial measure that represents Adjusted Net Income (as defined above) divided by the number of diluted shares outstanding for the period.  A reconciliation of our Adjusted Net Income per diluted share (or cash earnings per diluted share) to GAAP net earnings (loss) per share, the most directly comparable GAAP measure, is provided in the attached table.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
Reconciliation to Adjusted Net Income

Net earnings (loss)	$7,308	$(9,751)	$22,171	$(39,618)
Add: Income tax provision	2,699	1,327	7,641	3,444
Net earnings (loss) before income tax	10,007	(8,424)	29,812	(36,174)
Add: Amortization of acquisition related intangibles	18,620	19,929	53,905	59,543
Add: Stock-based compensation expense	1,732	208	3,373	552
Add: Restructuring charges	1,171	932	2,837	1,806
Add: Other (income) expense – net	(563)	(291)	(6,328)	1,972
Add: Acquisition related costs	352	1,362	742	4,274
Adjusted earnings (loss) before income tax provision	31,319	13,716	84,341	31,973
Less: Assumed provision for income taxes at 33% rate	(10,335)	(4,527)	(27,833)	(10,551)
Adjusted net income	$20,984	$9,189	$56,508	$21,422

Adjusted net income per share / unit
Basic	$0.33	$0.31	$0.89	$0.73
Diluted	$0.32	$0.31	$0.88	$0.73

Weighted average shares/units used in the calculation of adjusted net income per share/unit
Basic	63,732	29,306	63,339	29,171
Diluted	64,689	29,306	64,539	29,171

SOLERA HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2008 AND JUNE 30, 2007

(In thousands, except share/unit amounts)

(Unaudited)

	March 31,	June 30,
	2008	2007

Assets
Current Assets:
Cash and cash equivalents	$139,142	$89,868
Accounts receivable, net	91,671	85,543
Other receivables	11,733	9,297
Other current assets	18,326	16,901
Deferred income tax assets	4,734	3,248
Total current assets	265,606	204,857

Property and equipment, net	51,040	51,485
Other Assets	17,909	11,625
Long-term deferred income tax assets	23,604	23,835
Goodwill	643,951	569,165
Intangible assets, net	353,021	362,986
Total assets	$1,355,131	$1,223,953

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$28,990	$25,571
Accrued expenses and other current liabilities	91,375	89,240
Income taxes payable	8,242	13,995
Deferred income tax liabilities	1,502	1,076
Current portion of long-term debt	6,721	14,140
Total current liabilities	136,830	144,022

Long-term debt	640,795	599,128
Other liabilities	47,982	25,378
Long-term deferred income tax liabilities	43,564	42,922
Total liabilities	$869,171	$811,450

Minority interests in consolidated subsidiaries	13,430	11,229

Stockholders' equity:
Common Shares, $0.01 par value, 150,000,000 units authorized; 64,805,976 and 64,813,563 issued and outstanding, as of March 31,2008 and June 30, 2007, respectively	509,484	505,939
Accumulated deficit	(88,584)	(111,687)
Accumulated other comprehensive income	51,630	7,022
Total stockholders' equity	472,530	401,274
Total liabilities and stockholders' equity	$1,355,131	$1,223,953

SOLERA HOLDINGS, INC. AND SUBSIDIARIES

SELECTED STATEMENT OF CASH FLOWS INFORMATION

FOR THE NINE MONTHS ENDED MARCH 31, 2008 and 2007

(In thousands)

(Unaudited)

	Nine Months Ended March 31,
	2008	2007

Net cash provided by operating activities	$80,693	$41,316
Net cash (used in) investing activities	(14,220)	(37,689)
Net cash (used in) financing activities	(34,249)	2,981
Effect of exchange rate changes	17,050	1,959
Net increase in cash and cash equivalents	49,274	8,567
Cash and cash equivalents, beginning of period	89,868	88,826

Cash and cash equivalents, end of period	$139,142	$97,393

Supplemental Cash Flow Information:
Cash paid for interest	$33,725	$41,996
Supplemental Disclosure of Non-cash Investing and Finance Activities:
Capital assets financed	$3,739	$6,929

Cautions about Forward-Looking Statements:

This press release contains forward-looking statements, including statements about creating efficiencies in our business, growth opportunities, building stockholder value, our business outlook for fiscal year 2008, our business strategy, and statements about historical results or performance that may suggest trends for our business.  These statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: our reliance on a limited number of customers for a substantial portion of our revenues; unpredictability and volatility of our operating results, which includes the volatility associated with foreign currency exchange risks; effects of competition on our software and service pricing and our business; effects of changes in or violations by us or our customers of government regulations; time and expenses associated with customers switching from competitive software and services to our software and services; rapid technology changes in our industry; costs and possible future losses or impairments relating to our 2006 acquisition of the Claims Services Group from Automatic Data Processing, Inc.; our reliance on third-party information for our software and services; effects of system failures or security breaches on our business and reputation; country-specific risks associated with operating in multiple countries; risks associated with any future acquisitions, joint ventures or similar transactions; our ability to obtain additional financing as necessary to support our operations; use of cash to service our debt; effects on our business of restrictive covenants in our debt facility; and any material adverse impact of current or future litigation on our results or business. For a discussion of these and other factors that could impact our operations or financial results and cause our results to differ materially from those in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, particularly our Annual Report on Form 10-K for the Year Ended June 30, 2007 filed with the Securities and Exchange Commission on September 17, 2007. Solera is under no obligation to (and specifically disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

About Solera

Solera Holdings, Inc. (Solera) is an integrated group of leading automotive claims solutions companies with the vision to continuously improve the automobile insurance claims processing industry worldwide.  The Solera companies help customers automate and simplify their automobile claims process and improve their ability to monitor and manage their businesses through data reporting and analytics.

Focused on maximizing efficiency, Solera’s companies deliver innovative solutions to customers in over 50 countries, across six continents.  Solera is home to leading global automotive claims brand Audatex, active in more than 45 countries, as well as Sidexa in France, Informex in Belgium, and ABZ in the Netherlands.  Solera’s Hollander brand serves the North American automotive recycling market.  Solera’s companies also provide software, services and solutions for processing property claims, medical claims and financial services.  For more information, please refer to the Company’s website, www.solerainc.com.

Contacts:

Investor Relations:

Kamal Hamid

Solera Holdings, Inc.

858-946-1676
kamal.hamid@audatex.com

Media Relations:

Kendra DeWitt

Solera Holdings, Inc.

858-946-1453

kendra.dewitt@audatex.com

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